EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the ZOLL Medical Corporation Amended and Restated 2001 Stock Incentive Plan of our report dated October 31, 2003, with respect to the consolidated financial statements and schedule of ZOLL Medical Corporation included in its Annual Report (Form 10-K) for the year ended September 28, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

November 8, 2004

Boston, Massachusetts